UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 18, 2011

Pharmasset, Inc.

(Exact Name of Issuer as Specified in Charter)

Delaware	001-33428	98-0406340
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

303-A College Road East Princeton, New Jersey		08540
(Address of Principal Executive Offices)		(Zip Code)

(609) 613-4100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

The information contained in this Current Report shall be incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 18, 2011, G. Steven Burrill notified the board of directors (the “Board”) of Pharmasset, Inc. (the “Company”) of his resignation as Chairman of the Board, Chairman of the Audit Committee of the Board and as a member of the Compensation Committee of the Board. At a meeting held after its receipt of notice of Mr. Burrill’s resignation, the Board appointed Herbert J. Conrad to succeed Mr. Burrill as Chairman of the Board and as a member of the Audit Committee and Robert F. Williamson III to succeed Mr. Burrill as Chairman of the Audit Committee. Mr. Burrill’s position on the Compensation Committee will not be filled, which leaves the Compensation Committee with three remaining members (Robert F. Williamson III (Chair), Elliot F. Hahn and Michael K. Inouye). The Board has determined that Mr. Williamson qualifies as an “audit committee financial expert” under the rules and regulations of the Securities and Exchange Commission and possesses financial sophistication in accordance with the requirements of The NASDAQ Stock Market, LLC.

Item 8.01.	Other Events.

Set forth on Exhibit 99.1 and incorporated herein by reference is certain information regarding the Company.

Portions of press releases issued by the Company on November 30, 2010, December 14, 2010, January 6, 2011 and January 10, 2011 are also attached hereto as Exhibits 99.2, 99.3, 99.4 and 99.5, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	The Exhibit Index annexed hereto is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pharmasset, Inc.

Date: January 18, 2011	By:	/S/ KURT LEUTZINGER
Kurt Leutzinger Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Certain Information Regarding the Company

99.2	Certain Information Contained in the Press Release of Pharmasset, Inc. dated November 30, 2010

99.3	Certain Information Contained in the Press Release of Pharmasset, Inc. dated December 14, 2010

99.4	Certain Information Contained in the Press Release of Pharmasset, Inc. dated January 6, 2011

99.5	Certain Information Contained in the Press Release of Pharmasset, Inc. dated January 10, 2011